UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2007 (June 28, 2007)
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On June 28, 2007, Crown Crafts, Inc. (the “Company”) provided notice to Wynnefield Capital, Inc. (“Wynnefield”) that the Company was terminating, effective immediately, its agreement with Wynnefield dated November 4, 2005, pursuant to which Mr. Frederick G. Wasserman was given the right, on behalf of Wynnefield, to attend and participate in meetings of the Company’s board of directors in a non-voting observer capacity and to receive all information discussed with or provided to the Company’s directors in connection with such meetings. This notice of termination was provided following Wynnefield’s filing of an amended Form 13D with the Securities and Exchange Commission announcing its intention to nominate and seek to elect Mr. Wasserman and one other individual as members of the board of directors of the Company at the Company’s 2007 annual meeting of stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: June 29, 2007